EXHIBIT 99.1 - Independent Accountants' Report for the year ended December 31, 2005
KPMG LLP
Suite 2300
Three Wachovia Center
401 South Tryon Street
Charlotte, NC 28202-1911
KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.
Independent Accountants' Report
The Board of Directors
Wachovia Bank, National Association:
We have examined management's assertion, included in the accompanying Management
Assertion, that Wachovia Bank, National Association (the Bank) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single
Attestation Program for Mortgage Bankers relating to its servicing of asset securitizations, pursuant to the respective Servicing Agreements for the Wachovia Asset Securitization Inc.
(WASI) Trust 2003 HE-1 (the Trust), except for minimum servicing standards I.2, I.4, III.3, III.4,
III.6, V.3, and V.4, which are inapplicable to the servicing of the WASI Trust, as of and for the year ended December 31, 2005. Management is responsible for the Bank's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Bank's compliance based on our examination.
Our examination was conducted in accordance with attestation standards established by the
American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with the minimum servicing standards specified above and performing such other procedures as we considered necessary in the circumstances.
We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank's compliance with the minimum servicing standards.
In our opinion, management's assertion that the Bank complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2005 is fairly stated, in all material respects.
/s/ KPMG LLP
March 15, 2006